CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
HSBC USA Inc. Twin Participation Notes linked to the S&P 500® Index due September 6, 2013	$6,395,000	$732.87

(1) Calculated in accordance with Rule 457 (r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)

Registration No. 333-158385

PRICING SUPPLEMENT

Dated March 1, 2012

(To Prospectus dated April 2, 2009,

Prospectus Supplement dated April 9, 2009, and

Underlying Supplement no. 4 dated October 22, 2010)

HSBC USA Inc.
Twin Participation Notes

}	$6,395,000 Twin Participation Notes linked to the iShares® MSCI Emerging Markets Index Fund due September 6, 2013
}	18-month maturity
}	Potential return of up to 26% if the return of the Reference Asset is positive
}	Potential return of up to 30% if the return of the Reference Asset is negative but the official closing price of the Reference Asset does not decline by more than 30% from its initial price, measured on any scheduled trading day
}	1x exposure to any negative return in the Reference Asset if the official closing price of the Reference Asset declines by more than 30% from its initial price, measured on any scheduled trading day

The Twin Participation Notes linked to the iShares® MSCI Emerging Markets Index Fund (each a “security” and collectively the “securities") offered hereunder will not be listed on any U.S. securities exchange or automated quotation system. The securities will not bear interest.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying underlying supplement, prospectus or prospectus supplement. Any representation to the contrary is a criminal offense. We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities. HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker-dealers or will offer the securities directly to investors. We may use this pricing supplement in the initial sale of securities. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions in any securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-12 of this pricing supplement.

Investment in the securities involves certain risks. You should refer to “Risk Factors” beginning on page PS-6 of this document, page S-3 of the accompanying prospectus supplement and page US4-2 of the accompanying underlying supplement no. 4.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per security	$1,000	$15	$985
Total	$6,395,000	$95,925	$6,299,075

1See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-12 of this pricing supplement.

The securities:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

HSBC USA Inc. Twin Participation Notes

Linked to the iShares® MSCI Emerging Markets Index Fund

This offering of securities has the terms described in this pricing supplement and the accompanying prospectus supplement, prospectus and underlying supplement. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or underlying supplement, the terms described in this pricing supplement shall control. You should be willing to forgo interest and dividend payments during the term of the securities and, if a Trigger Event has occurred and the Reference Return is negative, lose up to 100% of your principal.

This pricing supplement relates to an offering of securities linked to the performance of the Reference Asset. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below. The following key terms relate to the offering of securities:

Issuer:	HSBC USA Inc.
Principal Amount:	$1,000 per security
Term:	18 months
Reference Asset:	iShares® MSCI Emerging Markets Index Fund (Ticker: EEM)
Trade Date:	March 1, 2012
Pricing Date:	March 1, 2012
Settlement Date:	March 6, 2012
Final Valuation Date:	September 3, 2013. The Final Valuation Date is subject to adjustment as described herein under “Valuation Dates”.
Maturity Date:	3 business days after the Final Valuation Date and is expected to be September 6, 2013. The Maturity Date is subject to adjustment as described under “Valuation Dates”.
Payment at Maturity:	On the Maturity Date, we will pay you the Final Settlement Value.
Final Settlement Value:

If a Trigger Event has not occurred and the Final Price is greater than the Initial Price, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the lesser of:

(a) $1,000 + ($1,000 × Reference Return); and

(b) $1,000 + ($1,000 × Maximum Upside Cap).

If a Trigger Event has not occurred and the Final Price is less than or equal to the Initial Price, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Absolute Reference Return).

If a Trigger Event has occurred, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the lesser of:

(a) $1,000 + ($1,000 × Reference Return); and

(b) $1,000 + ($1,000 × Maximum Upside Cap).

Under these circumstances, if a Trigger Event has occurred, you will lose 1% of the Principal Amount of your securities for each percentage point that the Final Price has decreased from the Initial Price. For example, if a Trigger Event has occurred and the Reference Return is -25%, you will suffer a 25% loss and receive 75% of the Principal Amount. If a Trigger Event has occurred and the Final Price is less than the Initial Price, you may lose up to 100% of your investment.

Reference Return:	The quotient, expressed as a percentage, calculated as follows:
Final Price – Initial Price Initial Price
Absolute Reference Return:	The absolute value of the Reference Return. The Absolute Reference Return will always be a positive value or zero.
Trigger Event:	A Trigger Event occurs if, on any scheduled trading day during the Observation Period, the Official Closing Price of the iShares® MSCI Emerging Markets Index Fund has decreased, as compared to the Initial Price, below the Trigger Price.
Trigger Price:	$31.33, which is 70% of the Initial Price
Observation Period:	The period beginning on and excluding the Pricing Date ending on and including the Final Valuation Date.

PS-2

Maximum Upside Cap:	26.00%
Initial Price:	$44.76, which was the Official Closing Price of the iShares® MSCI Emerging Markets Index Fund on the Pricing Date.
Final Price:	The Official Closing Price of the iShares® MSCI Emerging Markets Index Fund on the Final Valuation Date.
Official Closing Price:	The closing price on any scheduled trading day will be the closing price of the iShares® MSCI Emerging Markets Index Fund on such scheduled trading day as determined by the calculation agent based upon the value displayed on Bloomberg Professional® service page “EEM UP <EQUITY>”, or any successor page on Bloomberg Professional® service or any successor service as applicable, adjusted by the calculation agent as described under “Antidilution and Reorganization Adjustments” in the accompanying underlying supplement no. 4.
CUSIP/ISIN:	4042K1YN7 / US4042K1YN71
Form of securities:	Book-Entry
Listing:	The securities will not be listed on any U.S. securities exchange or quotation system.

PS-3

GENERAL

This pricing supplement relates to a single offering of securities linked to the Reference Asset identified on the cover page. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to a single Reference Asset. Although the offering of securities relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009 and the underlying supplement no. 4 dated October 22, 2010. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or underlying supplement, the terms described in this pricing supplement shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page PS-6 of this pricing supplement, page S-3 of the prospectus supplement and page US4-2 of underlying supplement no. 4, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and underlying supplement no. 4) with the SEC for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus, prospectus supplement and underlying supplement no. 4 in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and underlying supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The underlying supplement no. 4 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410055207/v199610_424b2.htm
}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm
}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

PAYMENT AT MATURITY

On the Maturity Date, for each security you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If a Trigger Event has not occurred and the Final Price is greater than the Initial Price, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the lesser of:

(a) $1,000 + ($1,000 × Reference Return); and

(b) $1,000 + ($1,000 × Maximum Upside Cap).

If a Trigger Event has not occurred and the Final Price is less than or equal to the Initial Price, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Absolute Reference Return).

If a Trigger Event has occurred, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the lesser of:

(a) $1,000 + ($1,000 × Reference Return); and

(b) $1,000 + ($1,000 × Maximum Upside Cap).

Under these circumstances, if a Trigger Event has occurred, you will lose 1% of the Principal Amount of your securities for each percentage point that the Final Price has decreased from the Initial Price. For example, if a Trigger Event has occurred and the Reference Return is -25%, you will suffer a 25% loss and receive 75% of the Principal Amount. If a Trigger Event has occurred and the Final Price is less than the Initial Price, you may lose up to 100% of your investment.

Interest

The securities will not pay interest.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the securities.

PS-4

Indenture and Trustee

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, the securities will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee. Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Reference Issuer

iShares, Inc. is the reference issuer.

INVESTOR SUITABILITY

The securities may be suitable for you if:	The securities may not be suitable for you if:

} You seek an investment with a return linked to the performance of the Reference Asset and you believe the price of the Reference Asset will increase over the term of the securities, but not by more than the Maximum Upside Cap, or will moderately decrease without a Trigger Event occurring.

} You are willing to invest in the securities based on the Maximum Upside Cap indicated herein, which may limit your return at maturity.

} You are willing to make an investment that is exposed to any negative Reference Return on a 1-to-1 basis if a Trigger Event occurs.

} You do not seek current income from your investment.

} You do not seek an investment for which there is an active secondary market.

} You are willing to hold the securities to maturity.

} You are comfortable with the creditworthiness of HSBC, as Issuer of the securities.

} You believe the Official Closing Price of the Reference Asset will be negative by more than the Trigger Price during the Observation Period or that the Reference Return or Absolute Reference Return will not be sufficiently positive to provide you with your desired return.

} You are unwilling to invest in the securities based on the Maximum Upside Cap indicated herein, which may limit your return at maturity.

} You are unwilling to make an investment that is exposed to any negative Reference Return on a 1-to-1 basis if a Trigger Event occurs.

} You seek an investment that provides full return of principal.

} You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

} You seek current income from your investment.

} You seek an investment for which there will be an active secondary market.

} You are unable or unwilling to hold the securities to maturity.

} You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the securities.

PS-5

RISK FACTORS

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement and on page US4-2 of underlying supplement no. 4. Investing in the securities is not equivalent to investing directly in any of the stocks comprising the Reference Asset. You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and underlying supplement including the explanation of risks relating to the securities described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;
}	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement;
}	“— Additional Risks Relating to Notes Linked to the Performance of Exchange-Traded Funds” in the product supplement;
}	“— The Notes are Subject to Currency Exchange Risk” in underlying supplement no. 4;
}	“— Securities Prices Generally are Subject to Political, Economic, Financial and Social Factors that Apply to the Markets in which they Trade and, to a Lesser Extent, Foreign Markets” in underlying supplement no. 4; and
}	“— There are Risks Associated with Emerging Markets” in underlying supplement no. 4.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the securities may result in a loss.

You will be exposed to the decline in the Reference Asset from the Pricing Date to the Final Valuation Date if a Trigger Event occurs and the Final Price is less than the Initial Price. Accordingly, if a Trigger Event has occurred and the Final Price is less than the Initial Price, your Payment at Maturity will be less than the Principal Amount of your securities. You may lose up to 100% of your investment at maturity if the Reference Return is negative.

The return on the securities is limited by the Maximum Upside Cap if the Reference Return is positive and the Trigger Price if the Reference Return is negative.

You will not participate in any appreciation in the price of the Reference Asset beyond the Maximum Upside Cap of 26.00%. If the Reference Return is positive, you will not receive a return on the securities greater than the Maximum Upside Cap. If the Reference Return is negative but a Trigger Event has not occurred, your return will be based on the Absolute Reference Return. However, because a Trigger Event occurs if the Official Closing Price on any scheduled trading day during the Observation Period is less than the Trigger Price, your return on the securities, if the Reference Return is negative and a Trigger Event does not occur, will never be greater than 30.00%.

If a Trigger Event occurs, you will lose the benefit of the Absolute Reference Return.

The Official Closing Price of the Reference Asset during the Observation Period may cause a Trigger Event to occur.  If a Trigger Event occurs, your return will be based on the Reference Return and you will lose the benefit of the Absolute Reference Return. As a result, if a Trigger Event occurs, you could lose some or all of your initial investment if the Reference Return is negative, even if the Final Price of the Reference Asset is greater than the Trigger Price.

Credit risk of HSBC USA Inc.

The securities are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including any contingent return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

An index fund and its underlying index are different.

The performance of an index fund may not exactly replicate the performance of its underlying index, because the index fund will reflect transaction costs and fees that are not included in the calculation of its underlying index. It is also possible that an index fund may not fully replicate or may in certain circumstances diverge significantly from the performance of its underlying index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the index fund or

PS-6

due to other circumstances. An index fund may use futures contracts, options, swap agreements, currency forwards and repurchase agreements in seeking performance that corresponds to its underlying index and in managing cash flows.

The Reference Asset is subject to management risk.

The Reference Asset is not managed according to traditional methods of ‘‘active’’ investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, the Reference Asset, utilizing a ‘‘passive’’ or indexing investment approach, attempt to approximate the investment performance of their respective underlying indices by investing in a portfolio of securities that generally replicate the respective underlying index. Therefore, unless a specific security is removed from the respective underlying index, the Reference Asset generally would not sell a security because the security’s issuer was in financial trouble. In addition, the Reference Asset is subject to the risk that the investment strategy of the Reference Asset’s investment advisor may not produce the intended results.

There is limited anti-dilution protection.

For certain events affecting shares of a Reference Asset that is an index fund, such as stock splits or extraordinary dividends, the calculation agent may make adjustments to the relevant Final Price which may affect your Final Settlement Value. However, the calculation agent is not required to make an adjustment for every corporate action which affects the shares of the relevant Reference Asset. If an event occurs that does not require the calculation agent to adjust the amount of the shares of the relevant Reference Asset, the market price of the securities and the Final Settlement Value may be materially and adversely affected.

The securities will not bear interest.

As a holder of the securities, you will not receive interest payments.

The securities are not insured by any governmental agency of the United States or any other jurisdiction.

The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the securities.

Certain built-in costs are likely to adversely affect the value of the securities prior to maturity.

While the Payment at Maturity described in this pricing supplement is based on the full Principal Amount of your securities, the original issue price of the securities includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the securities. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

The securities lack liquidity.

The securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the securities.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

PS-7

ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Asset relative to its Initial Price. We cannot predict the Official Closing Price of the Reference Asset at any time during the Observation Period or on the Final Valuation Date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset or the return on your securities. With respect to the securities, the Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the total payment on the securities on a $1,000 investment in the securities for a hypothetical range of performance for the Reference Return from -100% to +100%. The following results are based solely on the assumptions outlined below. You should consider carefully whether the securities are suitable to your investment goals. The following table and examples reflect the following:

}	Principal Amount:	$1,000
}	Trigger Price:	70% of the Initial Price
}	Maximum Upside Cap:	26.00%

	Trigger Event Does Not Occur[1]		Trigger Event Occurs[2]
Hypothetical Reference Return	Hypothetical Total Payment	Hypothetical Total Return	Hypothetical Total Payment	Hypothetical Total Return
100.00%	$1,260	26.00%	$1,260	26.00%
90.00%	$1,260	26.00%	$1,260	26.00%
80.00%	$1,260	26.00%	$1,260	26.00%
70.00%	$1,260	26.00%	$1,260	26.00%
60.00%	$1,260	26.00%	$1,260	26.00%
50.00%	$1,260	26.00%	$1,260	26.00%
40.00%	$1,260	26.00%	$1,260	26.00%
30.00%	$1,260	26.00%	$1,260	26.00%
26.00%	$1,260	26.00%	$1,260	26.00%
20.00%	$1,200	20.00%	$1,200	20.00%
10.00%	$1,100	10.00%	$1,100	10.00%
0.00%	$1,000	0.00%	$1,000	0.00%
-10.00%	$1,100	10.00%	$900	-10.00%
-20.00%	$1,200	20.00%	$800	-20.00%
-25.00%	$1,250	25.00%	$750	-25.00%
-30.00%	$1,300	30.00%	$700	-30.00%
-40.00%	N/A	N/A	$600	-40.00%
-50.00%	N/A	N/A	$500	-50.00%
-60.00%	N/A	N/A	$400	-60.00%
-70.00%	N/A	N/A	$300	-70.00%
-80.00%	N/A	N/A	$200	-80.00%
-90.00%	N/A	N/A	$100	-90.00%
-100.00%	N/A	N/A	$0	-100.00%
[1]	The Official Closing Price of the Reference Asset never falls below the Trigger Price on any trading day during the Observation Period.
[2]	The Official Closing Price of the Reference Asset falls below the Trigger Price on a trading day during the Observation Period.

PS-8

Hypothetical Examples of the Final Settlement Value

The four examples below set forth a sampling of hypothetical Final Settlement Values based on the following assumptions:

}	Principal Amount:	$1,000
}	Hypothetical Trigger Price:	70% of the Hypothetical Initial Price
}	Maximum Upside Cap:	26.00%
}	Hypothetical Initial Price:	$40.00

The actual Initial Price and Trigger Price were determined on the Pricing Date.

The examples provided herein are for illustration purposes only. The actual Final Settlement Value, if any, will depend on whether a Trigger Event occurs and the Reference Return of the Reference Asset. You should not take these examples as an indication of potential payments. It is not possible to predict whether a Trigger Event will occur and, if so, whether the Reference Return will be less than zero, or to what extent the Reference Return will be less than zero.

Example 1: A Trigger Event does not occur, and the Final Price is greater than the Initial Price.

Initial Price	Lowest Official Closing Price of the Reference Asset during the Observation Period	Final Price on Final Valuation Date
$40.00	$34.00 (85% of Initial Price)	$46.00 (115% of Initial Price)

Since the Official Closing Price is never below the Trigger Price during the Observation Period, a Trigger Event does not occur.

Because the Initial Price is $40.00 and the Final Price is $46.00, the Reference Return is 15.00%, calculated as follows:

($46.00 - $40.00) / $40.00 = 15.00%

Because the Reference Return is positive, and such Reference Return is less than the Maximum Upside Cap, the Final Settlement Value would be $1,150.00 per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Reference Return)

= $1,000 + ($1,000 × 15.00%)

= $1,150.00

Example 2: A Trigger Event occurs, and the Final Price is greater than the Initial Price.

Initial Price	Lowest Official Closing Price of the Reference Asset during the Observation Period	Final Price on Final Valuation Date
$40.00	$20.00 (50% of Initial Price)	$52.00 (130% of Initial Price)

Since the Official Closing Price is below the Trigger Price during the Observation Period, a Trigger Event occurs.

Because the Initial Price is $40.00 and the Final Price is $52.00, the Reference Return is 30.00%, calculated as follows:

($52.00 - $40.00) / $40.00 = 30.00%

Because the Reference Return is positive, and such Reference Return is greater than the Maximum Upside Cap, the Final Settlement Value would be $1,260.00 per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Maximum Upside Cap)

= $1,000 + ($1,000 × 26.00%)

= $1,260.00

PS-9

Example 3: A Trigger Event does not occur, and the Final Price is less than the Initial Price.

Initial Price	Lowest Official Closing Price of the Reference Asset during the Observation Period	Final Price on Final Valuation Date
$40.00	$30.00 (75% of Initial Price)	$32.00 (80% of Initial Price)

Since the Official Closing Price was not below the Trigger Price during the Observation Period, a Trigger Event does not occur.

Because the Initial Price is $40.00 and the Final Price is $32.00, the Reference Return is -20.00%, calculated as follows:

($32.00 - $40.00) / $40.00 = -20.00%

Because the Reference Return is less than zero and a Trigger Event has not occurred, the Final Settlement Value would be $1,200.00 per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Absolute Reference Return)

= $1,000 + ($1,000 × 20.00%)

= $1,200.00

Example 4: A Trigger Event occurs, and the Final Price is less than the Initial Price.

Initial Price	Lowest Official Closing Price of the Reference Asset during the Observation Period	Final Price on Final Valuation Date
$40.00	$22.00 (55% of Initial Price)	$28.00 (70% of Initial Price)

Since the Official Closing Price was below the Trigger Price during the Observation Period, a Trigger Event occurs.

Because the Initial Price is $40.00 and the Final Price is $28.00, the Reference Return is -30.00%, calculated as follows:

($28.00 - $40.00) / $40.00 = -30.00%

Because the Reference Return is less than zero and a Trigger Event has occurred, the Final Settlement Value would be $700.00 per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Reference Return)

= $1,000 + ($1,000 × -30.00%)

= $700.00

PS-10

DESCRIPTION OF THE REFERENCE ASSET

Description of the EEM

The EEM seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index. The Emerging Markets Index is intended to measure the performance of equity markets in the global emerging markets. As of March 1, 2012, the MSCI Emerging Markets Index consisted of the following 21 component country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey. MSCI is no longer affiliated with Morgan Stanley.

For more information about the EEM, see “The iShares® MSCI Emerging Markets Index Fund” on page US4-22 of the accompanying underlying supplement no. 4.

Historical Performance of the EEM

The following graph sets forth the historical performance of the EEM based on the daily historical closing prices from March 1, 2007 through March 1, 2012. The closing price for the EEM on March 1, 2012 was $44.76. We obtained the closing prices below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

Source: Bloomberg Professional® service

The historical prices of the EEM should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Price of the EEM on the Final Valuation Date or during the Observation Period.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2007	3/30/2007	$39.85	$34.52	$38.75
4/2/2007	6/29/2007	$44.62	$38.74	$43.82
7/2/2007	9/28/2007	$50.49	$37.15	$49.78
10/1/2007	12/31/2007	$55.83	$47.22	$50.10
1/2/2008	3/31/2008	$50.75	$40.68	$44.79
4/1/2008	6/30/2008	$52.48	$44.43	$45.19
7/1/2008	9/30/2008	$44.76	$30.88	$34.53
10/1/2008	12/31/2008	$34.29	$18.22	$24.97
1/2/2009	3/31/2009	$27.28	$19.87	$24.81
4/1/2009	6/30/2009	$34.88	$24.72	$32.23
7/1/2009	9/30/2009	$39.51	$30.25	$38.91
10/1/2009	12/31/2009	$42.52	$37.30	$41.50
1/4/2010	3/31/2010	$43.47	$35.01	$42.12
4/1/2010	6/30/2010	$44.02	$35.21	$37.32
7/1/2010	9/30/2010	$44.99	$36.76	$44.77
10/1/2010	12/31/2010	$48.62	$44.51	$47.62
1/3/2011	3/31/2011	$48.75	$44.25	$48.69
4/1/2011	6/30/2011	$50.43	$44.77	$47.60
7/1/2011	9/30/2011	$48.63	$34.71	$35.07
10/3/2011	12/30/2011	$43.21	$33.43	$37.94
1/3/2012*	3/1/2012*	$50.43	$33.43	$44.76

* As of the date of this pricing supplement available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through March 1, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

PS-11

VALUATION DATES

The first paragraph of the section “Valuation Dates and Final Valuation Date” in the accompanying underlying supplement no. 4 will be replaced with the following paragraph:

If any date on which the valuation of an index fund is to be determined (a “valuation date”) is not a scheduled trading day, then such valuation date will be the next succeeding day that is a scheduled trading day. If a market disruption event (as in underlying supplement no. 4) exists on a valuation date, then such valuation date will be the next scheduled trading day for which there is no market disruption event. If such market disruption event continues for five consecutive scheduled trading days, then the fifth of such consecutive scheduled trading days will nonetheless be the valuation date and the calculation agent will determine, in its discretion, the official closing price with respect to such reference asset on that date in good faith and in its sole discretion using its estimate of the exchange traded price for such index fund that would have prevailed but for that market disruption event. If the Final Valuation Date is postponed, then the Maturity Date will also be postponed by the same number of business days and no interest will be paid in respect of such postponement.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. purchased the securities from HSBC for distribution to other registered broker-dealers or offered the securities directly to investors. HSBC Securities (USA) Inc. will offer the securities at the offering price set forth on the cover page of this pricing supplement and will receive underwriting discounts and commissions of up to 1.50%, or $15.00, per $1,000 Principal Amount of securities. HSBC Securities (USA) Inc. may allow selling concessions on sales of such securities by other brokers or dealers of up to 1.50%, or $15.00, per $1,000 Principal Amount of securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See Supplemental Plan of Distribution on page S-52 in the prospectus supplement. All references to NASD Rule 2720 in the prospectus supplement shall be to FINRA Rule 5121.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a pre-paid forward or other executory contract with respect to the Reference Asset. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. Notwithstanding any disclosure in the accompanying prospectus supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Sidley Austin llp, it is reasonable to treat a security as a pre-paid forward or other executory contract with respect to the Reference Asset. Pursuant to this approach, and subject to the discussion below regarding “constructive ownership transactions,” we do not intend to report any income or gain with respect to the securities prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the security for more than one year at such time for U.S. federal income tax purposes.

Despite the foregoing, U.S. holders (as defined under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement) should be aware that the Internal Revenue Code of 1986, as amended (the “Code”) contains a provision, Section 1260 of the Code, which sets forth rules which are applicable to what it refers to as “constructive ownership transactions.” Due to the manner in which it is drafted, the precise applicability of Section 1260 of the Code to any particular transaction is often uncertain. In general, a “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such as shares of the Reference Asset (the “Underlying Shares”)). Under the “constructive ownership” rules, if an investment in the securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of a security will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder determined as if the U.S. holder had acquired the Underlying Shares on the original issue date of the security at fair market value and sold them at fair market value on the maturity date (if the security was held until the maturity date) or on the date of sale or exchange of the security (if the security was sold or exchanged prior to the maturity date) (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross  income inclusion for

PS-12

the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the security (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the security).

Although the matter is not clear, there exists a substantial risk that an investment in the securities will be treated as a “constructive ownership transaction.” If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a security will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of each security will equal the excess of (i) any long-term capital gain recognized by the U.S. holder in respect of such a security over (ii) the “net underlying long-term capital gain” such U.S. holder would have had if such U.S. holder had acquired a number of the Underlying Shares at fair market value on the original issue date of such security for an amount equal to the “issue price” of the security and, upon the date of sale, exchange or maturity of the security, sold such Underlying Shares at fair market value (which would reflect the percentage increase in the value of the Underlying Shares over the term of the security). Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

We will not attempt to ascertain whether the issuer of any stock owned by the Reference Asset would be treated as a “passive foreign investment company,” within the meaning of Section 1297 of the Code.  In the event that the issuer of any stock owned by the Reference Asset were treated as a passive foreign investment company, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC or other authorities by the issuers of stock owned by the Reference Asset and consult your tax advisor regarding the possible consequences to you, if any, in the event that one or more issuers of stock owned by the Reference Asset is or becomes a passive foreign investment company.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

VALIDITY OF THE SECURITIES

In the opinion of Sidley Austin llp, as counsel to the Issuer, when the securities offered by this pricing supplement have been executed and issued by the Issuer and authenticated by the trustee pursuant to the senior indenture referred to in this pricing supplement, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the Federal laws of the United States, the laws of the State of New York and the Maryland General Corporation Law as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the senior indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated December 14, 2011, which has been filed as an exhibit to a Current Report on Form 8-K filed by the Issuer on December 14, 2011.

PS-13

TABLE OF CONTENTS

You should only rely on the information contained in this pricing supplement, the accompanying underlying supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this pricing supplement, the accompanying underlying supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This pricing supplement, the accompanying underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this pricing supplement, the accompanying underlying supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$6,395,000 Twin Participation Notes

due September 6, 2013

March 1, 2012

PRICING SUPPLEMENT

Pricing Supplement
General	PS-4
Payment at Maturity	PS-4
Investor Suitability	PS-5
Risk Factors	PS-6
Illustrative Examples	PS-8
Description of the Reference Asset	PS-11
Valuation Dates	PS-12
Supplemental Plan of Distribution (Conflicts of Interest)	PS-12
U.S. Federal Income Tax Considerations	PS-12
Validity of the Securities	PS-13
Underlying supplement no. 4
Risk Factors	US4-2
The DIAMONDS® Trust, Series 1	US4-9
The POWERSHARES QQQ TRUSTSM, SERIES 1	US4-12
The iShares® MSCI Mexico Investable Market Index Fund	US4-14
The iShares® MSCI Brazil Index Fund	US4-19
The iShares® MSCI Emerging Markets Index Fund	US4-22
The iShares® MSCI EAFE Index Fund	US4-25
The SPDR Trust Series 1	US4-27
The Market Vectors Gold Miners ETF	US4-26
The Oil Service HOLDRSSM Trust	US4-30
The iShares® Dow Jones U.S. Real Estate Index Fund	US4-32
The iShares® FTSE/Xinhua China 25 Index Fund	US4-36
The iShares® S&P Latin America 40 Index Fund	US4-39
The Financial Select Sector SPDR® Fund	US4-42
The Semiconductor HOLDRSSM Trust	US4-46
The iShares® Dow Jones Transportation Average Index Fund	US4-48
The Energy Select SPDR® Fund	US4-50
The Health Care Select SPDR® Fund	US4-53
Other Components	US4-56
Additional Terms of the Notes	US4-56

Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52
Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59